UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2026, Goldman Sachs BDC, Inc., a Delaware corporation (the “Company”), borrowed $505.0 million under its senior secured revolving credit agreement (the “Revolving Credit Facility”). The proceeds were used, together with the cash on hand, to repay $500.0 million aggregate principal amount outstanding, plus accrued and unpaid interest, on its 2.875% senior notes due 2026 (the “Notes”), which matured on January 15, 2026. The repayment resulted in full satisfaction of the Company’s obligations under the Notes.

Following this drawdown, the Company has approximately $526.0 million of borrowing capacity remaining under the Revolving Credit Facility.

Item 8.01 - Other Events.

As described above, on January 15, 2026, the Company paid to Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee for the holders of the Company’s Notes, for the benefit of the holders of the Notes, the aggregate principal amount outstanding of $500.0 million, plus accrued and unpaid interest in full satisfaction of the Company’s obligations under the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: January 20, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer